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                                                                      EXHIBIT C

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                          CAPITAL STRUCTURE BY ENTITY
                              AS OF MARCH 31, 2004
                                 (IN THOUSANDS)

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
                                                                  CENTERPOINT
                                                                    ENERGY             CENTERPOINT
                                           CENTERPOINT              HOUSTON               ENERGY
                                             ENERGY,               ELECTRIC,            RESOURCES
                                               INC.                   LLC                  CORP.
                                           -----------            ----------           -----------
CURRENT PORTION OF LONG-TERM DEBT          $   165,207     1.25%  $   43,099    0.65%  $        --    0.00%
INDEXED DEBT SECURITIES DERIVATIVE             294,335     2.23%          --    0.00%           --    0.00%
DEBT TO AFFILIATE-CENTERPOINT ENERGY, INC           --     0.00%     261,135    3.95%           --    0.00%
LONG-TERM DEBT                              10,706,013    81.22%   3,562,946   53.89%    2,370,515   51.05%
MINORITY INTEREST                              186,691     1.42%          --    0.00%           --    0.00%
COMMON STOCK                                     3,071     0.02%           1    0.00%            1    0.00%
ADDITIONAL PAID-IN CAPITAL                   2,882,417    21.87%   2,190,111   33.13%    1,985,275   42.75%
RETAINED EARNINGS                             (657,012)   -4.98%     554,023    8.38%      247,873    5.34%
ACCUMULATED OTHER COMPREHENSIVE INCOME        (398,596)   -3.02%          --    0.00%       39,914    0.86%
                                           -----------            ----------           -----------

TOTAL CAPITALIZATION                       $13,182,126   100.00%  $6,611,315  100.00%  $ 4,643,578  100.00%
                                           ===========   ======   ==========  ======   ===========  ======
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